Exhibit 10.2

EXECUTION COPY

MBIA INSURANCE CORPORATION,

as Insurer

UPFC AUTO RECEIVABLES TRUST 2006-A,

as Issuer

UNITED AUTO CREDIT CORPORATION,

Individually and as Servicer

UPFC AUTO RECEIVABLES CORP.,

as Seller

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee, as Trust Collateral Agent, as Collateral Agent, and as Backup Servicer

INSURANCE AGREEMENT

UPFC Auto Receivables Trust 2006-A

Class A-1 Notes, Class A-2 Notes and Class A-3 Notes

Dated as of June 15, 2006

TABLE OF CONTENTS

		Page
	ARTICLE I

DEFINITIONS		1

	ARTICLE II
	REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01.	Representation and Warranties of UACC, the Servicer and the Seller	6

Section 2.02.	Affirmative Covenants of the Servicer, UACC and the Seller	10

Section 2.03.	Negative Covenants of UACC, the Servicer and the Seller	16

Section 2.04.	Representations and Warranties of the Issuer.	17

Section 2.05.	Affirmative Covenants of the Issuer.	20

Section 2.06.	Negative Covenants of the Issuer.	22

Section 2.07.	[Reserved]	23

	ARTICLE III
	THE POLICY; REIMBURSEMENT

Section 3.01.	Issuance of the Policy	23

Section 3.02.	Payment of Fees and Premium	26

Section 3.03.	Reimbursement and Additional Payment Obligation	26

Section 3.04.	Indemnification; Limitation of Liability	28

Section 3.05.	Payment Procedure	30
	ARTICLE IV
	FURTHER AGREEMENTS

Section 4.01.	Effective Date; Term of the Insurance Agreement	30

Section 4.02.	Further Assurances and Corrective Instruments	31

Section 4.03.	Obligations Absolute	31

Section 4.04.	Assignments; Reinsurance; Third-party Rights	33

Section 4.05.	Liability of the Insurer	33

Section 4.06.	Parties Will Not Institute Insolvency Proceedings	34

Section 4.07.	UACC, the Servicer, the Seller, the Issuer, the Trustee, the Trust Collateral Agent, the Collateral Agent, and the Backup Servicer To Join in Enforcement Action	34

Section 4.08.	Subrogation	34

Section 4.09.	Insurer’s Rights Regarding Actions, Proceedings or Investigations	34

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INSURANCE AGREEMENT

INSURANCE AGREEMENT (this “Insurance Agreement”), dated as of June 15, 2006 by and among UPFC AUTO RECEIVABLES TRUST 2006-A, as Issuer (the “Issuer”), UPFC AUTO RECEIVABLES CORP., as Seller (the “Seller”), UNITED AUTO CREDIT CORPORATION, individually (“UACC”) and in its capacity as Servicer under the Sale and Servicing Agreement described below (together with its permitted successors and assigns, the “Servicer”), MBIA INSURANCE CORPORATION, as Insurer (the “Insurer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee (the “Trustee”), as Trust Collateral Agent (the “Trust Collateral Agent”), as Collateral Agent (the “Collateral Agent”), and as Backup Servicer (the “Backup Servicer”).

WHEREAS, the Indenture dated as of May 31, 2006 relating to UPFC Auto Receivables Trust 2006-A Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, (the “Obligations”), between the Issuer, the Trustee and the Trust Collateral Agent (the “Indenture”) provides for, among other things, the issuance of asset backed notes representing debt obligations secured by the collateral pledged thereunder and the Insurer has agreed to issue its Note Guaranty Insurance Policy (the “Policy”) that guarantees certain payments on the Obligations; and

WHEREAS, the Insurer shall be paid an insurance premium pursuant to the Sale and Servicing Agreement and the details of such premium are set forth herein; and

WHEREAS, UACC, the Servicer, the Backup Servicer, the Trustee, the Collateral Agent, the Trust Collateral Agent, the Seller and the Issuer have undertaken certain obligations in consideration of the Insurer’s issuance of the Policy;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms defined in this Article I shall have the meanings provided herein for all purposes of this Insurance Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Unless the context clearly requires otherwise, all capitalized terms used herein and not otherwise defined in this Article I shall have the meanings assigned to them in the Sale and Servicing Agreement or the Indenture, as applicable. All words used herein shall be construed to be of such gender or number as the circumstances require. This “Insurance Agreement” shall mean this Insurance Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words “herein,” “hereby,” “hereof,” “hereto,” “hereinabove” and “hereinbelow,” and words of similar import, refer to this Insurance Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

“Bankruptcy Code” means 11 U.S.C. §§ 101, et seq., as amended.

“Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the states of California, Delaware or New York are authorized or obligated by law or executive order to be closed.

“Capitalized Lease” means all monetary obligations of a Person under any lease or similar arrangement of such Person which, in accordance with GAAP, should be capitalized or classified as capitalized leases on the balance sheet of such Person and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” means (i) a transfer of ownership or grant by UPFC or any of its Affiliates of any membership or ownership interest in UPFC or any of its Affiliates or amendment or change in the organizational documents or operating agreements of UPFC or any of its Affiliates as a result of which Guillermo Bron ceases to own, hold or Control more than 25 percent of the voting interests in UPFC or any of its Affiliates or (ii) United PanAm Financial Corp. ceases to be a publicly traded company.

“Code” means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Collateral Agent” means Deutsche Bank Trust Company Americas, a national banking association, as collateral agent under the Spread Account Agreement, and any successor to the Collateral Agent under the Spread Account Agreement.

“Commission” means the Securities and Exchange Commission.

“Control” or “Controlled By” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or membership interest, by contract or otherwise, and, without limiting the generality of the foregoing, any Person who, individually or with his immediate family or any other Affiliate, directly or indirectly owns or holds 25 percent or more of the voting interest or equity interest in any other Person shall be deemed to Control such other Person.

“Date of Issuance” means the date on which the Policy is issued as specified therein.

“Default” means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Insurance Agreement Event of Default.

“EBITDA” for a twelve month period of determination shall mean the sum of UPFC’s pretax earnings from continuing operations, Interest Expense and depreciation, depletion, and amortization of tangible and intangible assets, before extraordinary gains, minority interests, and miscellaneous gains and losses, in each case for such period, computed, calculated and determined on a consolidated basis for UPFC in accordance with GAAP.

“Financial Statements” means, with respect to UPFC, the consolidated balance sheets and the statements of income, retained earnings and cash flows and the notes thereto which have been provided to the Insurer.

“Fiscal Agent” means the Fiscal Agent, if any, designated pursuant to the terms of the Policy.

“GAAP” means generally accepted accounting principles, including principles of consolidation, applied on a consistent basis.

“Indebtedness” means at any time and with respect to any Person (and without duplication) all items of indebtedness, obligation or liability of such Person, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, without limitation or duplication: (a) all obligations of such Person for borrowed money, (b) all indebtedness secured by Liens on property owned by such Person, whether or not the Indebtedness secured thereby should have been assumed or guaranteed by such Person, (c) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by such Person and other contingent obligations of such Person in respect of, or to purchase or otherwise acquire, indebtedness or obligations of others,(d) all Capitalized Leases of such Person, (e) all indebtedness and obligations of others guaranteed by such Person, (f) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted (i.e., take-or-pay and similar obligations), (g) all obligations of such Person under any interest rate swap program or any similar agreement, arrangement or undertaking relating to fluctuations in interest rate, (h) all obligations of such Person in respect to letters of credit, under acceptance facilities, in respect of unfunded vested benefits under any Plan, in respect of foreign currency exchange agreements and in respect of deferred compensation agreements or arrangements, (i) all obligations of such Person to pay the deferred purchase price of property or services and (j) all obligations of such Person to advance funds to, or purchase or lease assets, property or services from, any other Person in order to maintain the financial condition of such Person.

“Indemnification Agreement” means the Indemnification Agreement dated as of June 6, 2006 among the Insurer, UACC and Deutsche Bank Securities.

“Indenture” means the Indenture dated as of June 1, 2006 among the Issuer, the Trust Collateral Agent and the Trustee as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Insurance Agreement Event of Default” means any event of default specified in Section 5.01 hereof.

“Interest Expense” for a twelve month period of determination shall mean UPFC’s total gross interest expense during such period (excluding interest income), and shall in any event include, without limitation, (i) interest expensed (whether or not paid) on all Indebtedness of each of the Servicer and UPFC, (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Indebtedness of either of the Servicer or UPFC to the extent included in interest expense, and (iv) the portion of any Capitalized Lease obligation allocable to interest expense, in each case for such period, computed, calculated and determined on a consolidated basis for UPFC in accordance with GAAP. .

“Investment Company Act” means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended.

“Late Payment Rate” means, for any date of determination, the rate of interest as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2%. The Late Payment Rate shall be computed on the basis of a year of 365 days, calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

“Liabilities” shall have the meaning ascribed to such term in Section 3.04(a) hereof.

“Losses” means (a) any actual out-of-pocket loss paid by the Insurer or its respective parents, subsidiaries and affiliates or any shareholder, director, officer, employee, agent or any “controlling person” (as such term is used in the Securities Act) of any of the foregoing and (b) any actual out-of-pocket costs and expenses paid by such party, including reasonable fees and expenses of its counsel, to the extent not paid, satisfied or reimbursed from funds provided by any other Person (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person).

“Material Adverse Change” means, in respect of any Person, a material adverse change in (a) the business, financial condition, results of operations or properties of such Person or (b) the ability of such Person to perform its obligations under any of the Transaction Documents.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

“Obligor” means the original obligor under each Receivable, including any guarantor of such obligor and their respective successors.

“Offering Document” means the Prospectus dated June 5, 2006 and the Prospectus Supplement thereto dated June 6, 2006 of the Issuer in respect of the Obligations (and any amendment or supplement thereto) and any other offering document in respect of the Obligations prepared by UACC, the Servicer, the Seller or the Issuer that makes reference to the Policy.

“Opinion Facts and Assumptions” means the facts and assumptions contained in the insolvency opinion dated June 15, 2006 by Mitchell Silberberg & Knupp LLP and the officer’s certificates attached as exhibits thereto insofar as they relate to the Seller, the Issuer and UACC.

“Owner” shall have the meaning set forth in the Policy.

“Person” means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, limited liability company, partnership or other organization or entity (whether governmental or private).

“Plan” means any employee pension benefit plan or welfare benefit plan subject to ERISA or Section 401(a) of the Code, and in respect of which UPFC or any of its Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA

“Premium” means the premium payable in accordance with Section 3.02 hereof.

“Premium Letter” means the Premium Letter from the Insurer to UACC, the Issuer, the Trustee and the Trust Collateral Agent dated June 15, 2006.

“Premium Percentage” shall have the meaning ascribed to such term in Section 3.02 hereof.

“Sale Agreement” means the Sale Agreement dated as of June 1, 2006, between the Seller and UACC, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of June 1, 2006 among the Issuer, the Seller, the Servicer, the Backup Servicer, the Custodian, the Trust Collateral Agent and the Designated Backup Subservicer, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Securities Act” means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Specified Impaired Amount” means the aggregate Principal Balance of the Receivables subject to a Chapter 7 or Chapter 13 proceeding under the Bankruptcy Code that are more than 120 days past due.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

“Tangible Stockholders’ Equity” means shareholders’ equity less goodwill.

“Tangible Net Worth” means, with respect to any Person, the net worth of such Person calculated in accordance with GAAP, after subtracting therefrom the aggregate amount of such Person’s intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, copyrights and service marks.

“Term of the Insurance Agreement” shall be determined as provided in Section 4.01 hereof.

“Transaction” means the transactions contemplated by the Transaction Documents, including the transactions described in the Transaction Documents.

“Transaction Documents” means this Insurance Agreement, the Indemnification Agreement, the Indenture, the Trust Agreement, the Sale and Servicing Agreement, the Sale Agreement, the Underwriting Agreement, the P.O. Box Access Agreement, the Premium Letter, the Spread Account Agreement and the Obligations.

“Trust Agreement” means the Amended and Restated Trust Agreement dated as of June 15, 2006 between the Seller and Wells Fargo Delaware Trust Company, as Owner Trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Trust Collateral Agent” means Deutsche Bank Trust Company Americas, a New York banking corporation, as trust collateral agent under the Indenture, and any successor to the Trust Collateral Agent under the Indenture.

“Trustee” means Deutsche Bank Trust Company Americas, as Trustee under the Indenture, and any successor Trustee under the Indenture.

“Trust Indenture Act” means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Underwriter” means Deutsche Bank Securities.

“Underwriting Agreement” means the Underwriting Agreement between the Underwriter and the Seller with respect to the offer and sale of the Obligations, as the same may be amended from time to time.

“UPFC” means United Pan Am Financial Corp.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01. Representation and Warranties of UACC, the Servicer and the Seller. UACC, the Servicer and the Seller represent, warrant and covenant as of the Date of Issuance, each as to those matters relating to itself, as follows:

(a) Due Organization and Qualification. UACC, the Servicer and the Seller are each a corporation, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of UACC, the Servicer and the Seller is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owners or the Insurer.

(b) Power and Authority. Each of the Servicer and the Seller has all necessary power and authority to conduct its business as currently conducted and, as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.

(c) Due Authorization. The execution, delivery and performance of the Transaction Documents by UACC, the Servicer and the Seller have been duly authorized by all necessary action and do not require any additional approvals or consents of, or other action by or any notice to or filing with, any Person, including, without limitation, any governmental entity or the Servicer’s, UACC’s, or the Seller’s stockholders, which have not previously been obtained or given by the Servicer, UACC or the Seller.

(d) Noncontravention. None of the execution and delivery of the Transaction Documents by UACC, the Servicer or the Seller, the consummation of the transactions contemplated thereby or by the Offering Document or the satisfaction of the terms and conditions of the Transaction Documents:

(i) conflicts with or results in any breach or violation of any provision of the organizational documents of the Servicer, UACC or the Seller or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Servicer, UACC or the Seller or any of their material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Servicer, UACC or the Seller;

(ii) constitutes a default by the Servicer, UACC or the Seller under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Servicer, UACC or the Seller is a party or by which any of its or their respective properties, which are individually or in the aggregate material to the Servicer, UACC or the Seller, is or may be bound or affected; or

(iii) results in or requires the creation of any lien upon or in respect of any assets of the Servicer, UACC or the Seller, except as contemplated by the Transaction Documents.

(e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Servicer, UACC or the Seller, or any of its or their subsidiaries, or any properties or rights of the Servicer, UACC or the Seller or any of its or their subsidiaries, pending or, to the Servicer’s, UACC’s or the Seller’s knowledge after reasonable inquiry, threatened, which in any case could reasonably be expected to result in a Material Adverse Change with respect to UACC, the Servicer or the Seller.

(f) Valid and Binding Obligations. The Obligations, when executed, authenticated and issued in accordance with the Indenture, and the Transaction Documents (other than the Obligations), when executed and delivered by the Servicer, the Seller and

UACC, will constitute the legal, valid and binding obligations of the Servicer, UACC, the Seller, and the Trust, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. None of the Servicer, UACC or the Seller will at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Servicer, UACC, the Seller or the Trust, as applicable.

(g) Financial Statements. The Financial Statements of UPFC, copies of which have been furnished to the Insurer by UACC, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of UPFC, as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no Material Adverse Change in respect of UPFC, UACC, the Seller or the Servicer. Except as disclosed in the Financial Statements, UPFC, UACC, the Seller and the Servicer are not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of UPFC, UACC, the Seller or the Servicer.

(h) Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Servicer, UACC or the Seller in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to any of them that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Servicer, UACC or the Seller. The Servicer, UACC and the Seller are not in breach of or in default under any applicable law or administrative regulation of its respective jurisdiction of organization, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Servicer, UACC or the Seller is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Servicer, UACC or the Seller, as the case may be, to perform its respective obligations under the Transaction Documents.

(i) Taxes. The Servicer, UACC and the Seller and the Servicer’s, UACC’s and the Seller’s parent company or companies have filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have become due, except for any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Servicer, UACC or the Seller.

(j) Accuracy of Information. Neither the Transaction Documents nor other information relating to the Receivables, the operations of the Servicer, UACC or the Seller (including servicing or origination of loans) or the financial condition of the Servicer,

UACC or the Seller (collectively, the “Documents”), as amended, supplemented or superseded, furnished to the Insurer by the Servicer, UACC or the Seller contains any statement of a material fact by the Servicer, UACC or the Seller which was untrue or misleading in any material adverse respect when made. None of the Servicer, UACC or the Seller has any knowledge of circumstances that could reasonably be expected to cause a Material Adverse Change with respect to the Servicer, UACC or the Seller. Since the furnishing of the Documents, there has been no change or any development or event involving a prospective change known to the Servicer, UACC or the Seller that would render any of the Documents untrue or misleading in any material respect.

(k) Compliance With Securities Laws. The offer and sale of the Obligations comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the information in the Offering Document set forth under the headings “The Policy” and “The Insurer” or the consolidated financial statements of the Insurer incorporated by reference in the Offering Document. Neither the offer nor the sale of the Obligations has been or will be in violation of the Securities Act or any other federal or state securities laws. The Trust is not required to be registered as an “investment company” under the Investment Company Act.

(l) Transaction Documents. Each of the representations and warranties of the Servicer, UACC and the Seller contained in the Transaction Documents is true and correct in all material respects, and the Servicer, UACC and the Seller hereby make each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

(m) Solvency; Fraudulent Conveyance. The Servicer, UACC and the Seller are solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, none of the Servicer, UACC or the Seller will be left with an unreasonably small amount of capital with which to engage in its business, nor does the Servicer, UACC or the Seller intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. None of the Servicer, UACC or the Seller contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Servicer, UACC or the Seller or any of their assets. The amount of consideration being received by the Issuer upon the sale of the Obligations to the Underwriter constitutes reasonably equivalent value and fair consideration for the interest in the Receivables securing the Obligations. UACC is not transferring the Receivables to the Seller, the Seller is not transferring the Receivables to the Issuer, the Issuer is not pledging the Receivables to the Trustee and the Issuer is not selling the Obligations to the Underwriter, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Seller’s or UACC’s creditors.

(n) Principal Place of Business.

(i) The principal place of business of UACC and the Servicer is located in Newport Beach, California and UACC and the Servicer are a corporation organized under the laws of the State of California. “United Auto Credit Corporation” is the correct legal name of UACC and the Servicer indicated on the public records of UACC’s and the Servicer’s jurisdiction of organization which shows UACC and the Servicer to be organized.

(ii) The principal place of business of the Seller is located in Newport Beach, California and the Seller is a corporation organized under the laws of the State of California. “UPFC Auto Receivables Corp.” is the correct legal name of the Seller indicated on the public records of the Seller’s jurisdiction of organization which shows the Seller to be organized.

(o) Opinion Facts and Assumptions. The Opinion Facts and Assumptions insofar as they relate to the Seller and UACC are true and correct as of the Date of Issuance.

Section 2.02. Affirmative Covenants of the Servicer, UACC and the Seller. The Servicer, UACC and the Seller hereby agree that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a) Compliance With Agreements and Applicable Laws. The Servicer, UACC and the Seller shall not be in default under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it. None of the Servicer, UACC or the Seller shall agree to any amendment to or modification of the terms of any Transaction Documents unless the Insurer shall have given its prior written consent.

(b) Corporate Existence. The Servicer, its successors and assigns, UACC, its successors and assigns, the Seller, its successors and assigns shall maintain their corporate or business trust existence and shall at all times continue to be duly organized under the laws of their respective jurisdictions of organization and duly qualified and duly authorized (as described in section 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its certificate or articles of incorporation, bylaws and organizational documents.

(c) Financial Statements; Accountants’ Reports; Other Information. The Servicer, UACC and the Seller shall keep or cause to be kept in reasonable detail books and records of account of their assets and business, including, but not limited to, books and records relating to the Transaction. The Servicer and the Seller shall furnish or cause to be furnished to the Insurer:

(i) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of UPFC, the audited consolidated balance sheets of UPFC, and its subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the audit opinion of UPFC’s independent accountants (which shall be nationally recognized independent public accounting firms) and by the certificate specified in Section 2.02(e) hereof.

(ii) Quarterly Financial Statements. As soon as available, and in any event within 90 days after each of the first three fiscal quarters of each fiscal year of UPFC, the unaudited consolidated balance sheets of UPFC and its subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by the certificate specified in Section 2.02(e) hereof.

(iii) Initial and Continuing Reports. On or before the Closing Date, the Servicer will provide the Insurer a copy of the magnetic tape to be delivered to the Trustee, the Trust Collateral Agent and the Backup Servicer on the Closing Date, setting forth, as to each Receivable, the information (as of the close of business on the prior day) required under the definition of “Schedule of Receivables” at Section 1.1 of the Sale and Servicing Agreement. Thereafter, the Servicer shall deliver to the Insurer the reports required by Section 4.9 of the Sale and Servicing Agreement pursuant to the terms of Section 4.9 of the Sale and Servicing Agreement.

(iv) Computer Diskette. Upon request of the Insurer, the Servicer will deliver to the Insurer on a quarterly basis a computer diskette containing a summary of the information provided to the Insurer pursuant to clause (iii) of this Section 2.02(c) and also containing information similar to the information provided in the Schedule of Receivables and any supplements delivered to the Trust Collateral Agent and the Backup Servicer pursuant to the Sale and Servicing Agreement and described in Schedule A of the Sale and Servicing Agreement.

(v) Certain Information. Upon the reasonable request of the Insurer, the Servicer and the Seller shall promptly provide copies of any requested proxy statements, financial statements, reports and registration statements which the Servicer or the Seller files with, or delivers to, the Commission or any national securities exchange.

(vi) Other Information. Promptly upon receipt thereof, copies of all schedules, financial statements or other similar reports delivered to or by the Servicer or the Seller pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as the Insurer may reasonably request.

(vii) Information Regarding Warehouse Agreement. Promptly upon receipt thereof, copies of (a) all requests for waiver or consent relating to the warehouse facility or agreement with Deutsche Bank AG, New York Branch (the “Deutsche Bank Warehouse Facility”) and (b) any notice of nonrenewal of the Deutsche Bank Warehouse Facility.

All financial statements specified in clause (i) of this Section 2.02(c) shall be furnished in consolidated form for UPFC and all its subsidiaries in the event UPFC shall consolidate its financial statements with its subsidiaries.

The Insurer agrees that it and its agents, accountants and attorneys shall keep confidential all financial statements, reports and other information delivered by the Servicer pursuant to this Section 2.02(c) to the extent provided in Section 2.02(f) hereof.

(d) Monthly Compliance Certificate. The Servicer shall deliver to the Insurer, on the 25th day of each month and if such day is not a Business Day then on the next Business Day a certificate signed by an officer of UACC:

(i) stating the most recent Tangible Net Worth for UPFC;

(ii) stating the amount of committed and in good standing warehouse facilities maintained by UACC; and

(iii) listing each Insurance Agreement Event of Default that has occurred.

(e) Compliance Certificate. UACC, the Servicer and the Seller shall deliver to the Insurer, concurrently with the delivery of the financial statements required pursuant to Section 2.02(c)(i) and (ii) hereof, one or more certificates signed by an officer of UACC, an officer of the Servicer and an officer of the applicable Seller authorized to execute such certificates on behalf of UACC, the Servicer and the Seller stating that:

(i) a review of the Servicer’s performance under the Transaction Documents during such period has been made under such officer’s supervision;

(ii) to the best of such individual’s knowledge following reasonable inquiry, no Default or Insurance Agreement Event of Default has occurred or, if a Default or Insurance Agreement Event of Default has occurred, specifying the nature thereof and, if the Servicer has a right to cure, stating in reasonable detail (including, if applicable, any supporting calculations) the steps, if any, being taken by the Servicer to cure such Default or Insurance Agreement Event of Default or to otherwise comply with the terms of the agreement to which such Default or Insurance Agreement Event of Default relates;

(iii) the attached financial statements submitted in accordance with Section 2.02(c)(i) or (ii) hereof, as the case may be, are complete and correct in all material respects and present fairly the financial condition and results of operations of UACC, the Seller and the Servicer as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied; and

(f) Access to Records; Discussions With Officers and Accountants. On an annual basis, or upon the occurrence of a Material Adverse Change, a Default or an Insurance Agreement Event of Default UACC, the Servicer and the Seller shall, upon the reasonable request of the Insurer, permit the Insurer or its authorized agents and the Backup Servicer:

(i) to inspect the books and records of UACC, the Servicer and the Seller as they may relate to the Obligations, the obligations of UACC, the Servicer, or the obligations of the Seller under the Transaction Documents, and the Transaction;

(ii) to discuss the affairs, finances and accounts of UACC, the Servicer or the Seller with the applicable chief operating officer and chief financial officer; and

(iii) with UACC’s, the Servicer’s or the Seller’s consent, as applicable, which consent shall not be unreasonably withheld, to discuss the affairs, finances and accounts of UACC, the Servicer or the Seller with UACC’s, the Servicer’s or the Seller’s independent accountants, provided that an officer of UACC, the Servicer or the Seller shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of UACC, the Servicer or the Seller. The books and records of UACC shall be maintained at the address of UACC designated herein for receipt of notices, unless UACC shall otherwise advise the parties hereto in writing. The books and records of the Seller shall be maintained at the address of the Seller designated herein for receipt of notices, unless the Seller shall otherwise advise the parties hereto in writing. The books and records of the Servicer shall be maintained at the address of the Servicer designated herein for receipt of notices, unless the Servicer shall otherwise advise the parties hereto in writing.

The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants.

(g) Notice of Material Events. UACC, the Servicer and the Seller shall be obligated (which obligation shall be satisfied as to each if performed by UACC, the Servicer or the Seller) promptly to inform the Insurer in writing of the occurrence of any of the following to the extent any of the following relate to it:

(i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation or rule making or disciplinary proceeding in any federal, state or local court or before any arbitration board, or any such proceeding threatened by any government agency, that has a reasonable likelihood of being adversely determined and (A) if so determined, could have a material adverse effect on the Servicer, the Seller, the Owners or the Insurer, (B) would be required to be disclosed to the Commission or to the UACC’s, the Servicer’s or the Seller’s shareholders or (C) would result in a Material Adverse Change with respect to UACC, the Servicer or the Seller;

(ii) any change in the location of the Servicer’s or the Seller’s principal office or any change in the location of Servicer’s or the Seller’s books and records;

(iii) the occurrence of any Default or Insurance Agreement Event of Default or of any Material Adverse Change;

(iv) the commencement of any proceedings by or against UACC, the Servicer or the Seller under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for UACC, the Servicer or the Seller or any of its or their assets; or

(v) the receipt of notice that (A) UACC, the Servicer or the Seller is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of UACC’s, the Servicer’s or the Seller’s business is to be or may be suspended or revoked, or (C) UACC, the Servicer or the Seller is to cease and desist any practice, procedure or policy employed by UACC, the Servicer or the Seller in the conduct of its business, which, in any such case, may result in a Material Adverse Change with respect to UACC, the Servicer or the Seller or would have a material adverse effect on the Owners or the Insurer.

(h) Financing Statements and Further Assurances. The Servicer shall, at its own expense, promptly take, or cause to be taken, such actions as may be necessary to (or as may be requested by the Insurer and, in the reasonable judgment of the Insurer, are necessary or desirable) (i) create and maintain the Indenture as a valid and perfected Lien covering the Collateral and (ii) fully preserve and protect the perfected first priority security interest of the Trust Collateral Agent for the benefit of the Trust Secured Parties in, and all rights of the Trust Collateral Agent for the benefit of the Trust Secured Parties with respect to, the Collateral, including, without limitation, the execution and filing of all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Trust Collateral Agent in the Collateral. In addition, each of the Servicer and the Seller agrees to cooperate with S&P and Moody’s in connection with any review of the Transaction that may be undertaken by S&P or Moody’s after the date hereof and to provide all information reasonably requested by S&P or Moody’s. In the event that a successor servicer is appointed pursuant to the Sale and Servicing Agreement, the transition costs and expenses incurred by such successor servicer shall be paid in accordance with Section 5.7 of the Sale and Servicing Agreement.

(i) Maintenance of Licenses. UACC, the Servicer and the Seller, respectively, or any successors thereof shall maintain or cause to be maintained all licenses, permits, charters and registrations which are material to the conduct of its business.

(j) Redemption of Obligations. UACC, the Servicer and the Seller shall instruct the Trustee, upon redemption or payment in full of the Obligations pursuant to the Indenture or otherwise, to furnish to the Insurer a notice of such redemption and, upon a redemption or payment in full of the Obligations, to surrender the Policy to the Insurer for cancellation.

(k) Disclosure Document. Each Offering Document delivered with respect to the Obligations shall clearly disclose that the Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

(l) Servicing of Receivables. The Servicer shall perform such actions with respect to the Receivables as are required by or provided in the Sale and Servicing Agreement. The Servicer will provide the Insurer with written notice of any change or amendment to any Transaction Document as currently in effect.

(m) Maintenance of Security Interest. On or before each February 28, beginning in 2007, so long as any of the Obligations are outstanding, the Servicer shall furnish to the Insurer and the Trust Collateral Agent an officers’ certificate either stating that such action has been taken with respect to the recording, filing, rerecording and refiling of any financing statements and continuation statements as is necessary to maintain the interest of the Trust Collateral Agent created by the Indenture with respect to the Collateral and reciting the details of such action or stating that no such action is necessary to maintain such interests. Such officers’ certificate shall also describe the recording, filing, rerecording and refiling of any financing statements and continuation statements that will be required to maintain the interest of the Trust Collateral Agent in the Collateral until the date such next officers’ certificate is due. The Servicer will use its best efforts to cause any necessary recordings or filings to be made with respect to the Collateral.

(n) Closing Documents. The Servicer shall provide or cause to be provided to the Insurer a loose transcript of the Transaction Documents and the Offering Document and an executed original copy of each document executed in connection with the Transaction within 60 days after the date of closing. Upon the request of the Insurer, the Servicer shall provide or cause to be provided to the Insurer a copy of each of the Transaction Documents on computer diskette, in a format acceptable to the Insurer.

(o) Preference Payments. With respect to any Preference Amount (as defined in the Policy), the Servicer shall provide to the Insurer upon the request of the Insurer:

(i) a certified copy of the final nonappealable order of a court having competent jurisdiction ordering the recovery by a trustee in bankruptcy as voidable preference amounts included in previous distributions under Section 5.7 of the Sale and Servicing Agreement to any Owner pursuant to the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”);

(ii) an opinion of counsel satisfactory to the Insurer, and upon which the Insurer shall be entitled to rely, stating that such order is final and is not subject to appeal;

(iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Servicer, the Trustee and any Owner relating to or arising under the Receivable against the debtor which made such preference payment or otherwise with respect to such preference amount; and

(iv) appropriate instruments to effect (when executed by the affected party) the appointment of the Insurer as agent for the Trustee and any Owner in any legal proceeding relating to such preference payment being in a form satisfactory to the Insurer.

Section 2.03. Negative Covenants of UACC, the Servicer and the Seller. UACC, the Servicer and the Seller hereby agree that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a) Impairment of Rights. None of UACC, the Servicer or the Seller shall take any action, or fail to take any action, if such action or failure to take action may result in a material adverse change as described in clause (b) of the definition of Material Adverse Change with respect to UACC, the Servicer or the Seller, or may interfere with the enforcement of any rights of the Insurer under or with respect to the Transaction Documents. UACC, the Servicer or the Seller, as the case may be, shall give the Insurer written notice of any such action or failure to act on the earlier of (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. UACC, the Servicer and the Seller shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this Section (a).

(b) Adverse Selection Procedure. UACC, the Servicer and the Seller shall not use any adverse selection procedure in selecting Receivables to be transferred to the Trust Collateral Agent from the outstanding Receivables that qualify under the Indenture or the Sale and Servicing Agreement for inclusion in the Collateral.

(c) Waiver, Amendments, Etc. None of UACC, the Servicer or the Seller shall waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of any of the Transaction Documents without the prior written consent of the Insurer.

(d) Receivables; Charge off Policy. Except as otherwise permitted in the Indenture or Sale and Servicing Agreement, the Servicer and the Seller shall not materially alter or amend any Receivable, their respective collection policies or their respective charge-off policies in a manner that materially adversely affects the Insurer unless the Insurer shall have previously given its consent, which consent shall not be withheld unreasonably.

Section 2.04. Representations and Warranties of the Issuer. As of the Date of Issuance, the Issuer represents, warrants and covenants as follows:

(a) Due Organization and Qualification. The Issuer is a statutory trust and is duly organized and validly existing under the laws of its jurisdiction of organization. The Issuer is duly qualified to do business and has obtained all licenses, permits, charters, registrations and approvals (together, “approvals”) necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents to which it is a party, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document to which it is a party unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owner or the Insurer.

(b) Power and Authority. The Issuer has all necessary power and authority to conduct its business as currently conducted and, as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the Transaction.

(c) Due Authorization. The execution, delivery and performance of the Transaction Documents by the Issuer have been duly authorized by all necessary action and do not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or the Issuer’s certificateholders, which have not previously been obtained or given by the Issuer.

(d) Noncontravention. Neither the execution and delivery of the Transaction Documents by the Issuer, the consummation of the Transaction contemplated thereby or by the Offering Document nor the satisfaction of the terms and conditions of the Transaction Documents:

(i) conflicts with or results in any breach or violation of any provision of the Trust Agreement or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Issuer or any of its material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Issuer;

(ii) constitutes a default by the Issuer under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Issuer is a party or by which any of its properties, which are individually or in the aggregate material to the Issuer, is or may be bound or affected; or

(iii) results in or requires the creation of any lien upon or in respect of any assets of the Issuer except as contemplated by the Transaction Documents.

(e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Issuer or any properties or rights of the Issuer pending or, to the Issuer’s knowledge after reasonable inquiry, threatened, which, in any case, could reasonably be expected to result in a Material Adverse Change with respect to the Issuer.

(f) Valid and Binding Obligations. The Obligations, when executed, authenticated and issued in accordance with the Indenture and the Transaction Documents (other than the Obligations), when executed and delivered by the Issuer, will constitute the legal, valid and binding obligations of the Issuer enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. The Issuer will not at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Issuer.

(g) Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Issuer in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to it that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Issuer. The Issuer is not in breach of or default under any applicable law or administrative regulation of its jurisdiction of organization, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Issuer is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Issuer, to perform its obligations under the Transaction Documents.

(h) Compliance With Securities Laws. The offer and sale of the Obligations comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the information in the Offering Document set forth under the heading “The Policy” and “The Insurer” or the consolidated financial statements of the Insurer incorporated by reference in the Offering Document. Neither the offer nor the sale of the Obligations has been or will be in violation of the Securities Act or any other federal or state securities laws.

(i) Taxes. The Issuer has filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have become due, except for any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Issuer.

(j) Transaction Documents. Each of the representations and warranties of the Issuer contained in the Transaction Documents is true and correct in all material respects, and the Issuer hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein; provided that the remedy for any breach of this paragraph shall be limited to the remedies specified in the related Transaction Document or in this Insurance Agreement.

(k) Solvency. The Issuer is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its respective business, nor does the Issuer intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Issuer or any of its assets.

(l) Principal Place of Business. The principal place of business of the Issuer is located in Wilmington, Delaware and the Issuer is a statutory trust organized under the laws of the State of Delaware. “UPFC Auto Receivables Trust 2006-A” is the correct legal name of the Issuer indicated on the public records of the Issuer’s jurisdiction of organization which shows the Issuer to be organized.

(m) Investment Company Act. The Issuer is not an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act. The Issuer is not required to be registered as an “investment company” under the Investment Company Act.

(n) No Consents. No authorization or approval or other action by, and no notice to or filing with, any Person, including, without limitation, any governmental entity or regulatory body, is required for the due execution, delivery and performance by the Issuer of the Transaction Documents or any other material document or instrument to be delivered thereunder, except (in each case) such as have been obtained or the failure of which to be obtained would not be reasonably likely to have a material adverse effect on the Transaction.

(o) No Material Event of Default. There is no material event of default on the part of the Issuer under any agreement involving financial obligations which would materially adversely impact the financial condition or operations of the Issuer or its obligations under any document associated with this Transaction.

(p) Opinion Facts and Assumptions. The Opinion Facts and Assumptions insofar as they relate to the Issuer are true and correct as of the Date of Issuance.

Section 2.05. Affirmative Covenants of the Issuer. The Issuer hereby agrees that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a) Compliance With Agreements and Applicable Laws. The Issuer shall not be in default under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it. The Issuer shall not agree to any material amendment to or modification of the terms of any Transaction Documents unless the Insurer shall have given its prior written consent.

(b) Maintain Existence. The Issuer and its successors and assigns shall maintain its existence and shall at all times continue to be duly organized under the laws of its jurisdiction and duly qualified and duly authorized and shall conduct its business in accordance with the terms of its organizational documents.

(c) Notice of Material Events. The Issuer shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following to the extent any of the following relate to it and to the extent that it receives actual notice of the occurrence of any of the following events:

(i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Issuer that (A) could be required to be disclosed to the Commission or to the Issuer’s owners or (B) could result in a Material Adverse Change with respect to the Issuer or the promulgation of any proceeding or any proposed or final rule which would result in a Material Adverse Change with respect to the Issuer;

(ii) any change in the location of the Issuer’s principal office, jurisdiction of organization, legal name as indicated on the public records of the Issuer’s jurisdiction of organization which shows the Issuer’s to be organized, or any change in the location of the Issuer’s books and records;

(iii) the occurrence of any Default or Insurance Agreement Event of Default or of any Material Adverse Change;

(iv) the commencement of any proceedings by or against the Issuer under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Issuer or any of its assets; or

(v) the receipt of notice that (A) the Issuer is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Issuer’s business is to be, or may be suspended or revoked, or (C) the Issuer is to cease and desist any practice, procedure or policy employed by the Issuer in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Issuer.

(d) Financing Statements and Further Assurances. To the extent provided in the Indenture, the Issuer will cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Trustee. The Issuer shall, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within 30 days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents to which it is a party. In addition, the Issuer agrees to cooperate with S&P and Moody’s in connection with any review of the Transaction that may be undertaken by S&P and Moody’s after the date hereof.

(e) Maintenance of Licenses. The Issuer, or any successors thereof, shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business.

(f) Third-Party Beneficiary. The Issuer agrees that the Insurer shall have all rights of a third-party beneficiary in respect of each Transaction Document and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of the Insurer.

(g) Tax Matters. The Issuer will take all actions necessary to ensure that the Issuer is treated as a disregarded entity for federal income tax purposes and not as an association (or publicly traded partnership), taxable as a corporation.

(h) Financial Statements; Accountants’ Reports; Other Information. The Issuer shall keep or cause to be kept in reasonable detail books and records of account of its assets and business, including, but not limited to, books and records relating to the Transaction. The Issuer shall furnish or cause to be furnished to the Insurer promptly upon receipt thereof, copies of all schedules, financial statements or other similar reports delivered to or by the Issuer pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as the Insurer may reasonably request.

(i) Access to Records; Discussions With Officers and Accountants. On an annual basis, or upon the occurrence of a Material Adverse Change, the Issuer shall, upon the reasonable request of the Insurer, at its expense, permit the Insurer or its authorized agents:

(i) to inspect the books and records of the Issuer as they may relate to the Obligations, the obligations of the Issuer under the Transaction Documents, and the Transaction;

(ii) to discuss the affairs, finances and accounts of the Issuer; and

(iii) with the Issuer’s consent, as the case may be, which consent shall not be unreasonably withheld, to discuss the affairs, finances and accounts of the Issuer with the Issuer’s independent accountants, provided that a representative of the Seller or the Issuer shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Issuer. The books and records of the Issuer will be maintained at the address of the Issuer designated herein for receipt of notices, unless the Issuer shall otherwise advise the parties hereto in writing.

The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants.

Section 2.06. Negative Covenants of the Issuer. The Issuer hereby agrees that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a) Impairment of Rights. The Issuer shall not take any action, or fail to take any action, if such action or failure to take action may result in a material adverse change as described in clause (b) of the definition of Material Adverse Change with respect to the Issuer, or may interfere with the enforcement of any rights of the Insurer under or with respect to the Transaction Documents. The Issuer shall give the Insurer written notice of any such action or failure to act on the earlier of: (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. The Issuer shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

(b) Waiver, Amendments, Etc. Except in accordance with the Transaction Documents, the Issuer shall not waive, modify or amend, or consent to any waiver, modification or amendment of, any of the material terms, provisions or conditions of the Transaction Documents without the consent of the Insurer. Except upon the prior written consent of the Insurer, the Issuer shall not allow the modification or amendment, nor consent to any modification or amendment of the Certificate of Trust issued pursuant to the Trust Agreement.

(c) Restrictions on Liens. The Issuer shall not, except as contemplated by the Transaction Documents, (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any lien or restriction on transferability of the Receivables or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names the Issuer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables.

(d) Successors. The Issuer shall not remove or replace, or cause to be removed or replaced, the Servicer, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Owner Trustee without the prior written consent of the Insurer.

(e) Subsidiaries. The Issuer shall not form, or cause to be formed, any subsidiaries.

(f) No Mergers. The Issuer shall not consolidate with or merge into any Person or transfer all or any material amount of its assets to any Person, liquidate or dissolve except as permitted by the Trust Agreement and as contemplated by the Transaction Documents.

(g) Other Activities. The Issuer shall not (i) sell, pledge, transfer, exchange or otherwise dispose of any of its assets except as permitted under the Transaction Documents; or (ii) engage in any business or activity except as contemplated by the Transaction Documents and as permitted by the Trust Agreement.

(h) Trust Agreement. The Issuer shall not amend the Trust Agreement without the prior written consent of the Insurer.

Section 2.07. [Reserved].

ARTICLE III

THE POLICY; REIMBURSEMENT

Section 3.01. Issuance of the Policy. The Insurer agrees to issue the Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below:

(a) Payment of Expenses. UACC shall have agreed to reimburse or pay directly other fees and expenses identified in Section 3.02 hereof as payable.

(b) Transaction Documents. The Insurer shall have received a fully executed copy of the Premium Letter and a copy of each of the Transaction Documents and the Offering Document, in form and substance satisfactory to the Insurer, duly authorized, executed and delivered by each party thereto.

(c) Certified Documents and Resolutions. The Insurer shall have received a copy of (i) the certificate or articles of incorporation and bylaws or other organizational documents of the Servicer and the Seller (ii) the resolutions of the Seller’s board of directors authorizing the sale of the Receivables and (iii) a certificate of the appropriate officers of the Servicer and the Seller stating that such certificate or articles of incorporation, bylaws, resolutions or other organizational documents are in full force and effect without modification on the Date of Issuance.

(d) Incumbency Certificate. The Insurer shall have received a certificate of the Secretary or an Assistant Secretary of the Servicer and the Seller certifying the names and signatures of the officers of the Servicer and the Seller authorized to execute and deliver the Transaction Documents and that shareholder consent to the execution and delivery of such documents is not necessary.

(e) Representations and Warranties; Certificate. The representations and warranties of the Servicer and the Seller set forth or incorporated by reference in this Insurance Agreement shall be true and correct as of the Date of Issuance as if made on the Date of Issuance, and the Insurer shall have received a certificate of appropriate officers of the Servicer and the Seller to that effect.

(f) Opinions of Counsel.

(i) Mitchell Silberberg & Knupp LLP shall have issued its favorable opinion, in form and substance acceptable to the Insurer and its counsel, regarding the corporate existence and authority of UACC, the Servicer and the Seller.

(ii) Mitchell Silberberg & Knupp LLP shall have issued its favorable opinion, in form and substance acceptable to the Insurer and its counsel, regarding the enforceability and validity of the Transaction Documents against UACC, the Servicer and the Seller.

(iii) Richards, Layton & Finger shall have issued its favorable opinion, in form and substance acceptable to the Insurer and its counsel, regarding the business trust existence and authority of the Issuer and the validity and the enforceability of the Transaction Documents against the Issuer.

(iv) White & Case LLP shall have issued its favorable opinion, in form and substance acceptable to the Insurer and its counsel, regarding the corporate existence and authority of the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian and the Backup Servicer and the validity and the enforceability of the Transaction Documents against the Trustee.

(v) Mitchell Silberberg & Knupp LLP shall have furnished its opinions, in form and substance acceptable to the Insurer and its counsel, regarding the sale of the Receivables, certain matters with respect to perfection issues, and the tax treatment of payments on the Obligations under federal and state tax laws.

(vi) The Insurer shall have received such other opinions of counsel, in form and substance acceptable to the Insurer and its counsel, addressing such other matters as the Insurer may reasonably request. Each opinion of counsel delivered in connection with the Transaction shall be addressed to and delivered to the Insurer.

(g) Approvals, Etc. The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including, without limitation, any required approval of the shareholders of UACC, the Servicer and the Seller, required in connection with the Transaction.

(h) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Transaction Documents or the consummation of the Transaction.

(i) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

(j) Issuance of Ratings. The Insurer shall have received confirmation that the rating on the Obligations without regard to the Policy will have a shadow rating from S&P and Moody’s at a level required by the Insurer.

(k) No Default. No Default or Insurance Agreement Event of Default shall have occurred.

(l) Additional Items. The Insurer shall have received such other documents, instruments, approvals or opinions requested by the Insurer or its counsel as may be reasonably necessary to effect the Transaction, including, but not limited to, evidence satisfactory to the Insurer and its counsel that the conditions precedent, if any, in the Transaction Documents have been satisfied.

(m) Conform to Documents. The Insurer and its counsel shall have determined that all documents, certificates and opinions to be delivered in connection with the Obligations conform to the terms of the Transaction Documents.

(n) Compliance With Premium Letter. All other terms, conditions and requirements of the Premium Letter shall have been satisfied.

(o) Satisfaction of Conditions of the Underwriting Agreement. All conditions in the Underwriting Agreement relating to the Underwriter’s obligation to purchase the Obligations shall have been satisfied.

(p) Underwriting Agreement. The Insurer shall have received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to the Underwriter pursuant to the Underwriting Agreement.

Section 3.02. Payment of Fees and Premium.

(a) Legal and Accounting Fees. UACC shall pay or cause to be paid, on the Date of Issuance, legal fees and disbursements incurred by the Insurer in connection with the issuance of the Policy and any fees of the Insurer’s auditors, in each case in accordance with the terms of the Premium Letter. Any fees of the Insurer’s auditors payable in respect of any amendment or supplement to the Offering Document or any other Offering Document incurred after the Date of Issuance shall be paid by UACC on demand.

(b) Premium. In consideration of the issuance by the Insurer of the Policy, the Insurer shall be entitled to receive the Premium as and when due in accordance with the terms of the Premium Letter (i) in the case of Premium due on or before the Date of Issuance, directly from UACC and (ii) in the case of Premium due after the Date of Issuance, from the Issuer pursuant to the Sale and Servicing Agreement. For purposes of the Sale and Servicing Agreement, the term “Premium Percentage” shall have the meaning set forth in paragraph 2 of the Premium Letter. The Premium shall be calculated according to the Premium Letter for the amount due on or before the Date of Issuance, if any, and paragraph 2 of the Premium Letter for the amount due on each Distribution Date. The Premium paid hereunder or under the Sale and Servicing Agreement shall be nonrefundable without regard to whether the Insurer makes any payment under the Policy or any other circumstances relating to the Obligations or provision being made for payment of the Obligations prior to maturity. The Servicer and the Issuer shall make all payments of Premium to be made by them by wire transfer to an account designated from time to time by the Insurer by written notice to the Servicer, the Issuer, and the Trustee.

Section 3.03. Reimbursement and Additional Payment Obligation.

(a) In accordance with the priorities established in Section 5.7 of the Sale and Servicing Agreement, the Insurer shall be entitled to (i) reimbursement for any payment made by the Insurer under the Policy, which reimbursement shall be due and payable on the date that any amount is to be paid pursuant to a Notice (as defined in the Policy) in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, (ii) payment or reimbursement of any other amounts owed to the Insurer hereunder together with interest thereon at a rate equal to the Late Payment Rate, (iii) reimbursement for any payments made by the Insurer with respect to the fees and expenses of a replacement servicer or with respect to any transition costs relating to the transfer of servicing from the Servicer to the replacement servicer together with interest thereon at a rate equal to the Late Payment Rate, (iv) all costs and expenses of the Insurer in connection with any action, proceeding or investigation affecting the Issuer, or the Collateral or the rights or obligations of the Insurer hereunder or under the Policy or the Transaction Documents, including (without limitation) any judgment or settlement entered into affecting the Insurer or the Insurer’s interests, together with interest thereon at a rate equal to the Late Payment Rate and (v) reimbursement for any payments made by the Insurer on behalf of, or advanced to the Collateral Agent, the Trust Collateral Agent or the Trustee.

(b) Notwithstanding anything in Section 3.03(a) to the contrary, UACC, the Servicer and the Seller agree to reimburse the Insurer as follows: (i) for payments made under the Policy arising as a result of UACC’s failure to repurchase any Receivable required to be repurchased pursuant to Section 3.2 of the Sale and Servicing Agreement, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, and (ii) for payments made under the Policy, arising as a result of (A) the Servicer’s failure to deposit into the Collection Account any amount required to be so deposited pursuant to the Indenture, the Sale and Servicing Agreement or any other Transaction Document, (B) UACC’s failure to repurchase any Receivable required to be repurchased pursuant to Section 4.7 of the Sale and Servicing Agreement or (C) the Seller’s failure to repurchase any Receivable required to be repurchased pursuant to Section 3.4 of the Sale Agreement, in each case together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect to any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after, as well as, before judgment), at a rate of interest equal to the Late Payment Rate.

(c) UACC, the Servicer and the Seller agree to pay to the Insurer as follows: any and all charges, fees, costs and expenses that the Insurer may reasonably pay or incur, including, but not limited to, attorneys’ and accountants’ fees and expenses, in connection with (i) any accounts established to facilitate payments under the Policy to the extent the Insurer has not been immediately reimbursed on the date that any amount is paid by the Insurer under the Policy, (ii) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents, in its capacity as such a party, or the Transaction, (iii) any amendment, consent, waiver or other action with respect to, or related to, any Transaction Document, whether or not executed or completed, (iv) payments made by MBIA relating to the P.O. Box Access Agreement or (v) preparation of bound volumes of the Transaction documents; costs and expenses shall include a reasonable allocation of compensation and overhead attributable to the time of employees of the Insurer spent in connection with the actions described in clause (ii) above, and the Insurer reserves the right to charge a reasonable fee as a condition to executing any waiver or consent proposed in respect of any of the Transaction Documents. Such amounts shall be payable within 60 days of the receipt by UACC, the Servicer or the Seller of an invoice therefore.

(d) UACC, the Servicer and the Seller agree to pay to the Insurer as follows: interest on any and all amounts described in subsections (b), (c), (e) and (f) of this Section 3.03 from the date payable or paid by such party until payment thereof in full, and interest on any and all amounts described in Section 3.02 hereof from the date due until payment thereof in full, in each case payable to the Insurer at the Late Payment Rate per annum.

(e) UACC, and, as applicable, the Servicer, the Seller, and the Issuer agree to pay to the Insurer as follows: any payments made by the Insurer on behalf of, or advanced to the Servicer, the Seller, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian, or the Issuer, respectively, including, without limitation, any amounts payable by the Servicer, the Seller or the Issuer or otherwise pursuant to the Obligations or any other Transaction Documents, including, without limitation, payments, if any, made by the Insurer with respect to retitling of the title documents relating to the Financed Vehicles pursuant to Section 4.5 of the Sale and Servicing Agreement.

(f) Following termination of the Indenture pursuant to Section 4.1 thereof, the Servicer agrees to reimburse the Insurer for any Insured Payments required to be made pursuant to the Policy subsequent to the date of such termination.

All such amounts are to be immediately due and payable without demand, except as otherwise provided herein.

Section 3.04. Indemnification; Limitation of Liability.

(a) In addition to any and all rights of indemnification or any other rights of the Insurer pursuant hereto or under law or equity, UACC, the Seller and the Servicer and any successors thereto agree to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all claims, Losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever paid by the Insurer (herein collectively referred to as “Liabilities”) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

(i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or in any amendment or supplement thereto or in any preliminary offering document, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information set forth in the Offering Document under the captions “The Policy” and “The Insurer” or in the financial statements of the Insurer, including any information in any amendment or supplement to the Offering Document furnished by the Insurer in writing expressly for use therein that amends or supplements such information (all such information being referred to herein as “Insurer Information”);

(ii) to the extent not covered by clause (i) above, any act or omission of UACC, the Seller or the Servicer, or the allegation thereof, in connection with the offering, issuance, sale or delivery of the Obligations;

(iii) the misfeasance or malfeasance of, or negligence or theft committed by, any director, officer, employee or agent of UACC, the Servicer, the Seller or the Issuer;

(iv) the violation by UACC, the Issuer, the Seller or the Servicer of any federal or state securities, banking or antitrust laws, rules or regulations in connection with the issuance, offer and sale of the Obligations or the transactions contemplated by the Transaction Documents;

(v) the violation by UACC, the Issuer, the Seller or the Servicer of any federal or state laws, rules or regulations relating to the Transaction or the origination of the Receivables, including, without limitation, any consumer protection, lending and disclosure laws and any laws with respect to the maximum amount of interest permitted to be received on account of any loan of money or with respect to the Receivables;

(vi) the breach by UACC, the Seller or the Servicer of any of its obligations under this Insurance Agreement or any of the other Transaction Documents; and

(vii) the breach by UACC, the Servicer or the Seller of any representation or warranty on the part of UACC, the Servicer or the Seller contained in the Transaction Documents or in any certificate or report furnished or delivered to the Insurer thereunder.

This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

(b) UACC and the Seller agree to indemnify the Issuer and the Insurer for any and all Liabilities that have been incurred due to any claim, counterclaim, rescission, setoff or defense asserted by an Obligor under any Receivable subject to the Federal Trade Commission regulations provided in 16 C.F.R. Part 433.

(c) UACC, the Servicer and the Seller agree to indemnify and hold harmless the Issuer and the Insurer for any and all Liabilities incurred due to (i) any agreement or acquiescence by the Servicer and the Seller to any reduction, rebate, rescheduling or delay of any payments due and owing by any Obligor under any Receivable based upon an agreement on the part of the Servicer and the Seller to make or rebate any future payments on such Receivable, (ii) any agreement on the part of the Servicer and the Seller to make or rebate any future payments on any Receivable or (iii) any settlement of any judicial proceeding or any claim, action or proceeding of any regulatory body.

(d) Any party which proposes to assert the right to be indemnified under this Section 3.04 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against UACC, the Servicer or the Seller under this Section 3.04, notify UACC, the Servicer or the Seller of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In case any action, suit or proceeding shall be brought against any indemnified party and it shall notify UACC, the Servicer or the Seller of the commencement thereof, UACC, the Servicer or the Seller shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from UACC, the Servicer or the Seller to such indemnified party of its election so to assume the defense thereof, UACC, the Servicer or the Seller shall not be liable to such indemnified party for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action the defense of which is assumed by UACC, the Servicer or the Seller in accordance with the terms of this subsection (d), but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of counsel by such indemnified party has been authorized by UACC, the Servicer or the Seller. UACC, the Servicer or the Seller shall not be liable for any settlement of any action or claim effected without its consent.

Section 3.05. Payment Procedure. In the event of any payment by the Insurer, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, UACC, the Seller and the Servicer agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to the Insurer. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer as specified in Section 6.02 hereof on the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to the Insurer under this Insurance Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid.

ARTICLE IV

FURTHER AGREEMENTS

Section 4.01. Effective Date; Term of the Insurance Agreement. This Insurance Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Policy and the Policy shall have been surrendered to the Insurer for cancellation and (b) all amounts payable to the Insurer by UACC, the Servicer, the Seller, or from any other source under the Transaction Documents and all amounts payable under the Obligations have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03, 3.04 and 4.06 hereof shall survive any termination of this Insurance Agreement.

Section 4.02. Further Assurances and Corrective Instruments.

(a) Excepting at such times as an Insurer Default shall exist and be continuing, none of UACC, the Servicer, the Seller, the Issuer, the Trustee, the Trust Collateral Agent, the Collateral Agent, or the Backup Servicer shall grant any waiver of rights under any of the Transaction Documents to which any of them is a party without the prior written consent of the Insurer, and any such waiver without the prior written consent of the Insurer shall be null and void and of no force or effect.

(b) To the extent permitted by law, UACC, the Servicer, the Seller, the Trustee, the Trust Collateral Agent, the Collateral Agent and the Backup Servicer agree that they will, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered within 10 days of such request, such amendments hereto and such further instruments and take such further action as may be required in the Insurer’s reasonable judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement or the other Transaction Documents.

Section 4.03. Obligations Absolute.

(a) The obligations of UACC, the Servicer, the Seller, the Issuer, the Trustee, the Trust Collateral Agent, the Collateral Agent, and the Backup Servicer hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

(i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to any of the Transaction Documents, the Obligations or the Policy;

(ii) any exchange or release of any other obligations hereunder;

(iii) the existence of any claim, setoff, defense, reduction, abatement or other right that UACC, the Servicer, the Seller, the Issuer, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Backup Servicer may have at any time against the Insurer or any other Person;

(iv) any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) any payment by the Insurer under the Policy against presentation of a certificate or other document that does not strictly comply with terms of the Policy;

(vi) any failure of UACC, the Servicer, the Seller, the Issuer, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Backup Servicer to receive the proceeds from the sale of the Obligations; or

(vii) any breach by UACC, the Servicer, the Seller, the Issuer, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian and the Backup Servicer of any representation, warranty or covenant contained in any of the Transaction Documents.

(b) UACC, the Servicer, the Trustee, the Trust Collateral Agent, the Collateral Agent, and the Backup Servicer and any and all others who are now or may become liable for all or part of the obligations of the Servicer, the Seller, the Issuer, the Trustee, the Trust Collateral Agent, the Collateral Agent, or the Backup Servicer, under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or any defense other than payment, or any right of setoff or recoupment arising out of any breach under any of the Transaction Documents by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to UACC, the Servicer, the Seller, the Issuer, the Trustee, the Trust Collateral Agent, the Collateral Agent, or the Backup Servicer; (v) agree that its liabilities hereunder shall, except as otherwise expressly provided in this Section 4.03, be unconditional and without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

(c) Nothing herein shall be construed as prohibiting UACC, the Servicer, the Seller, the Issuer, the Trustee, the Trust Collateral Agent, the Collateral Agent, and the Backup Servicer from pursuing any rights or remedies it may have against any other Person in a separate legal proceeding.

Section 4.04. Assignments; Reinsurance; Third-party Rights.

(a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of UACC, the Servicer, the Seller or the Issuer may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. None of the Trustee, the Trust Collateral Agent, the Collateral Agent, or the Backup Servicer may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer, which consent shall not be unreasonably withheld or delayed, except to a successor or assign that is permitted by the Indenture. Any assignment made in violation of this Insurance Agreement shall be null and void.

(b) The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Policy.

(c) In addition, the Insurer shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of the Insurer in connection therewith any rights of the Insurer under the Transaction Documents or with respect to any real or personal property or other interests pledged to the Insurer, or in which the Insurer has a security interest, in connection with the Transaction.

(d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Owner, other than the Insurer against UACC, the Servicer, the Seller, the Issuer, the Trustee, the Trust Collateral Agent, the Collateral Agent, or the Backup Servicer, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Trustee nor any Owner shall have any right to payment from any Premiums paid or payable hereunder or under the Sale and Servicing Agreement or from any other amounts paid by the Servicer, the Seller, the Issuer, the Trustee, the Trust Collateral Agent, the Collateral Agent, or the Backup Servicer pursuant to Section 3.02, 3.03 or 3.04 hereof.

(e) UACC, the Servicer, the Trustee, the Trust Collateral Agent, the Collateral Agent, and the Backup Servicer agree that the Insurer shall have all rights of a third-party beneficiary in respect of the Indenture and each other Transaction Document to which it is not a signing party and hereby incorporate and restate their representations, warranties and covenants as set forth therein for the benefit of the Insurer.

Section 4.05. Liability of the Insurer. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for (a) the use that may be made of the Policy by the Trustee or the Trust Collateral Agent or for any acts or omissions of the Trustee or the Trust Collateral Agent in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer (or its Fiscal Agent) in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Insurer (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 4.06. Parties Will Not Institute Insolvency Proceedings. So long as this Agreement is in effect, and for one year following its termination, none of the parties hereto will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law against the Issuer or the Seller.

Section 4.07. UACC, the Servicer, the Seller, the Issuer, the Trustee, the Trust Collateral Agent, the Collateral Agent, and the Backup Servicer To Join in Enforcement Action. To the extent necessary to enforce any right of the Insurer in or remedy of the Insurer under any Receivable, UACC, the Servicer, the Seller, the Issuer, the Trustee, the Trust Collateral Agent, the Collateral Agent, and the Backup Servicer, agree to join in any action initiated by the Trust or the Insurer (in the case of the Trustee, the Trust Collateral Agent, the Collateral Agent, and the Backup Servicer, at the expense of the Issuer or the Servicer, subject to the terms and conditions of the Transaction Documents) for the protection of such right or exercise of such remedy.

Section 4.08. Subrogation. To the extent of any payments under the Policy, the Insurer shall be fully subrogated to any remedies against UACC, the Servicer or the Seller or in respect of the Receivables available to the Trustee or the Trust Collateral Agent under the Indenture and the Sale and Servicing Agreement. The Trustee and the Trust Collateral Agent acknowledge such subrogation and, further, agree to execute such instruments prepared by the Insurer and to take such reasonable actions as, in the sole judgment of the Insurer, are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any moneys paid or payable under the Indenture or the Sale and Servicing Agreement.

Section 4.09. Insurer’s Rights Regarding Actions, Proceedings or Investigations. Until the Obligations have been paid in full, all amounts owed to the Insurer have been paid in full, this Insurance Agreement has terminated and the Policy has been returned to the Insurer for cancellation, the following provisions shall apply, it being expressly understood that none of the following costs shall be borne by the Trustee:

(a) Notwithstanding anything contained herein or in the other Transaction Documents to the contrary, the Insurer shall have the right to participate in, to direct the enforcement or defense of, and, at the Insurer’s sole option, to institute or assume the defense of, any action, proceeding or investigation that could adversely affect the Issuer or the Collateral or the rights or obligations of the Insurer hereunder or under the Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of UPFC, UACC, the Servicer, the Seller, the Issuer or any affiliate thereof. Following notice to the Trustee, the Trust Collateral Agent and the Owner Trustee, the Insurer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Collateral. All costs and expenses of the

Insurer in connection with such action, proceeding or investigation, including (without limitation) any judgment or settlement entered into affecting the Insurer or the Insurer’s interests, shall be included in amounts reimbursable to the Insurer under Section 5.7 of the Sale and Servicing Agreement.

(b) In connection with any action, proceeding or investigation that could adversely affect the Collateral or the Issuer or the rights or obligations of the Insurer hereunder or under the Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of UPFC, UACC, the Servicer, the Seller, the Issuer or any affiliate thereof, the Trustee, the Trust Collateral Agent and the Issuer hereby agree to cooperate with, and to take such action as directed by, the Insurer, including (without limitation) entering into such agreements and settlements as the Insurer shall direct, in its sole discretion without the consent of the Owners. Notwithstanding any other provision herein or in any of the other Transaction Documents, neither the Trustee nor the Trust Collateral Agent shall be liable to the Insurer or the Owners for any such action that conforms to the direction of the Insurer. The Trustee’s and the Trust’s reasonable out-of-pocket costs and expenses (including attorneys’ fees and expenses) with respect to any such action shall be reimbursed pursuant to Section 5.7 of the Sale and Servicing Agreement.

(c) The Trustee, the Trust Collateral Agent, the Owner Trustee and the Issuer hereby agree to provide to the Insurer prompt written notice of any action, proceeding or investigation (of which a Responsible Officer has actual knowledge) that names the Trustee, the Trust Collateral Agent, the Issuer or the Owner Trustee on behalf of the Trust Secured Parties as a party or that involves the Issuer or the Collateral or the rights or obligations of the Insurer hereunder or under the Policy or the Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of UPFC, UACC, the Servicer, the Seller, the Issuer or any affiliate thereof.

(d) So long as an Insurer Default shall not have occurred and be continuing, none of the Trustee, the Trust Collateral Agent or the Issuer shall, without the Insurer’s prior written consent, which such consent not to be unreasonably withheld, or unless directed by the Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Collateral or the Issuer or the rights or obligations of the Insurer hereunder or under the Policy or the other Transaction Documents.

(e) The Trustee agrees that the Insurer shall have such rights as set forth in this Section, which are in addition to any rights of the Insurer pursuant to the other provisions of the Transaction Documents, that the rights set forth in this Section may be exercised by the Insurer, in its sole discretion, without the need for the consent or approval of the Trustee, the Trust Collateral Agent or the Issuer, notwithstanding any other provision contained herein or in any of the other Transaction Documents, and that nothing contained in this Section shall be deemed to be an obligation of the Insurer to exercise any of the rights provided for herein.

Section 4.10.Specified Impaired Amount Report. Not later than the seventh day next succeeding each Distribution Date, UACC shall deliver a report to the Insurer stating the Specified Impaired Amount as of the end of the Collection Period relating to such Distribution Date.

Section 4.11.Insurer Financial Statements. The Insurer agrees, at the written request of the Issuer, to use the Insurer’s commercially reasonable efforts to provide audited financial statements of the Insurer prepared in accordance with accounting principles generally accepted in the United States of America, to the extent that such audited financial statements are available.

ARTICLE V

DEFAULTS; REMEDIES

Section 5.01. Defaults. The occurrence of any of the following events shall constitute an Insurance Agreement Event of Default hereunder:

(a) any representation or warranty made by UACC, the Servicer, the Seller, the Issuer, the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Backup Servicer hereunder or under any of the other Transaction Documents, or in any certificate or report furnished hereunder or under the Transaction Documents, shall prove to be untrue, misleading, incorrect or incomplete in any material respect and such untrue, misleading, incorrect or incomplete representation or warranty is not cured within any applicable grace period contained in the applicable Transaction Document;

(b) any failure by the Servicer to deliver to the Trustee for distribution to the Owners any proceeds or payment required to be delivered under the terms of the Transaction Documents that continues unremedied for a period of two Business Days after written notice is received by the Servicer from the Trustee, the Trust Collateral Agent or the Insurer or after the discovery of such failure by an officer of the Servicer;

(c) (i) UACC, the Servicer, the Seller, the Issuer, the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Backup Servicer shall fail to pay or deposit when due any amount payable by UACC, the Servicer, the Seller, the Issuer, the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Backup Servicer hereunder or under any other Transaction Document and such failure continues for a period of at least two Business Days or, if so specified in the applicable Transaction Document, the applicable cure period set forth therein, or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that this Insurance Agreement or any other Transaction Document is not valid and binding on UACC, the Servicer, the Seller, the Issuer, the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Backup Servicer.

(d) the occurrence and continuance of a “Event of Default” under the Indenture (as defined therein) or the occurrence of a Servicer Termination Event under the Sale and Servicing Agreement;

(e) any failure on the part of UACC, the Servicer, the Seller, the Issuer, the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Backup Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of UACC, the Servicer, the Seller, the Issuer, the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Backup Servicer contained in this Insurance Agreement or in any other Transaction Document which continues unremedied for a period of 10 days with respect to this Insurance Agreement, or, with respect to any other Transaction Document, beyond any cure period provided for therein, after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to UACC, the Servicer, the Seller, the Issuer, the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Backup Servicer. as applicable, by the Insurer (with a copy to the Trustee) or by the Trustee, the Trust Collateral Agent or the Collateral Agent (with a copy to the Insurer), or (ii) an officer of UACC, the Servicer, the Seller, the Issuer, the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Backup Servicer, as applicable, has actual notice of any such failure;

(f) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its respective affairs, shall have been entered against UPFC, UACC, the Servicer, the Seller, the Issuer, the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Backup Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 30 consecutive days;

(g) UPFC, UACC, the Servicer, the Seller, the Issuer, the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Backup Servicer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to UPFC, UACC, the Servicer, the Seller, the Issuer, the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Backup Servicer or of or relating to all or substantially all of its respective property;

(h) UACC, the Servicer, the Seller, the Issuer, the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Backup Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(i) the cessation of the Trust Collateral Agent’s valid perfected first priority security interest in the Collateral for the benefit of the Trust Secured Parties;

(j) Default (as defined in the Indenture) in the payment of principal of or interest on the Notes when due;

(k) a claim is made of the Policy;

(l) the failure of UACC, the Seller or the Issuer to comply with, or maintain the accuracy of, the Opinion Facts and Assumptions;

(m) the occurrence of a Level 3 Trigger Event (as defined in the Spread Account Agreement);

(n) a Change of Control occurs with respect to UPFC or any of its Affiliates;

(o) failure by UACC to maintain, in good standing, a committed warehouse facility of at least $250 million;

(p) the entry of final rulings against any of UPFC, its consolidated subsidiaries or Affiliates by a court of competent jurisdiction assessing monetary damages in excess of $10 million or settlements resulting in the payment by the Seller or its Affiliates of amounts in excess of $10 million;

(q) Ray Thousand is no longer acting in his current capacities at UPFC, its consolidated subsidiaries and Affiliates and a replacement for Ray Thousand, acceptable to the Insurer, is not made within 90 days of (i) the departure of Ray Thousand from UPFC, its consolidated subsidiaries or Affiliates or (ii) a change in any such capacity;

(r) UPFC fails to maintain minimum Tangible Stockholders’ Equity of $120 million plus 50 percent of positive net income less amounts used for stock repurchase subsequent to the reporting period ended March 31, 2006 and each subsequent quarter;

(s) UPFC fails to maintain a minimum EBITDA to Interest Expense coverage of 1.2 to 1.0, the test to be made on a quarterly basis (coinciding with UPFC’s quarterly fiscal reporting) on a rolling six month basis;

(t) the Servicer fails to purchase Receivables within 30 days after the occurrence of any of the events described in Section 4.2(c) of the Sale and Servicing Agreement in accordance with Section 4.2(c) of the Sale and Servicing Agreement; and

(u) UACC, the Servicer, the Seller, the Issuer, the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Backup Servicer assert that any of the Transaction Documents to which it is a party is not valid and binding on the parties thereto, or any finding or ruling made by any court, governmental authority or agency having jurisdiction over any of the parties to any other of the Transaction Documents or any property thereof that any material provision of any of the Transaction Documents is not valid and binding on the parties thereto.

Section 5.02. Remedies; No Remedy Exclusive.

(a) Upon the occurrence of an Insurance Agreement Event of Default, the Insurer may exercise any one or more of the rights and remedies set forth below:

(i) exercise any rights and remedies under the Transaction Documents in accordance with the terms of the Transaction Documents or direct the Trustee or the Trust Collateral Agent to exercise such remedies in accordance with the terms of the Transaction Documents; or

(ii) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due under the Transaction Documents or to enforce performance and observance of any obligation, agreement or covenant of UACC, the Servicer, the Seller, the Issuer, the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Backup Servicer under the Transaction Documents.

(b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents or existing at law or in equity. No delay or omission to exercise any right or power accruing under the Transaction Documents upon the happening of any event set forth in Section 5.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice other than such notice as may be required in this Article V.

Section 5.03. Waivers.

(a) No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

(b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Insurance Agreement Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to UACC, the Servicer, the Seller, the Issuer, the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Custodian or the Backup Servicer. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Insurance Agreement Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Amendments, Etc. This Insurance Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. The Servicer agrees to promptly provide a copy of any amendment to this Insurance Agreement to the Collateral Agent, S&P and Moody’s. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

(a)	To the Insurer:

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504
Attention: Insured Portfolio Management-Structured Finance (IPM-SF) (UPFC Auto Receivables Trust 2006-A)
Facsimile: (914) 765-3810
Confirmation: (914) 765-3781

(in each case in which notice or other communication to the Insurer refers to an Insurance Agreement Event of Default, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the general counsel and the Insurer and shall be marked to indicate “URGENT MATERIAL ENCLOSED.”)

(b)	To the Seller:

UPFC Auto Receivables Corp.
3990 Westerly Place, Suite 200
Newport Beach, CA 92660
Attention: Arash A. Khazei

(c)	To UACC and the Servicer:

United Auto Credit Corporation
3990 Westerly Place, Suite 200
Newport Beach, CA 92660
Attention: Arash A. Khazei
Facsimile:
Confirmation:

(d)	To the Trustee, the Trust Collateral Agent, the Collateral Agent, and the Backup Servicer:

Deutsche Bank Trust Company Americas
60 Wall Street, 26th Floor
New York, NY 10005
Attention: Structured Finance Services
Facsimile: (212) 797-8606
Confirmation:

(e)	To the Issuer:

UPFC Auto Receivables Trust 2006-A
c/o Wells Fargo Delaware Trust Company
919 Market Street, Suite 700
Wilmington, DE 19801
Attention: Corporate Trust Administration

With a copy to the Servicer at the address set forth above.

A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

Section 6.03. Severability. In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

Section 6.04. Governing Law. THIS INSURANCE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW PROVISIONS.

Section 6.05. Consent to Jurisdiction.

(a) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Transaction Documents or the transactions contemplated thereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

(b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

(c) Except as provided in Section 4.06 herein, nothing contained in this Insurance Agreement shall limit or affect the Insurer’s right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against any party hereto or its or their property in the courts of any jurisdiction.

Section 6.06. Consent of the Insurer. In the event that the consent of the Insurer is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in its sole discretion without any implied duty towards any other Person.

Section 6.07. Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

Section 6.08. Headings. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to Articles and Sections in this Insurance Agreement refer to the corresponding Articles and Sections of this Insurance Agreement.

Section 6.09. Trial by Jury Waived. Each party hereto hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or any of the transactions contemplated thereunder. Each party hereto (a) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.

Section 6.10. Limited Liability.

(a) No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate, trustee or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Obligations or the Policy, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

(b) In no event shall the Trustee, Trust Collateral Agent, the Backup Servicer or the Collateral Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee, Trust Collateral Agent, the Backup Servicer or the Collateral Agent have been advised of the likelihood of such loss or damage and regardless of the form of action.

(c) In no event shall the Trustee, Trust Collateral Agent, the Backup Servicer or the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond their control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

(d) It is expressly understood and agreed by the parties hereto that (a) this Insurance Agreement is executed and delivered by Wells Fargo Delaware Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wells Fargo Delaware Trust Company but is made and intended for the purpose for binding only the Issuer and (c) under no circumstances shall Wells Fargo Delaware Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Insurance Agreement.

Section 6.11. Entire Agreement. The Transaction Documents and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.

MBIA INSURANCE CORPORATION

By:
Title:	Assistant Secretary

UPFC AUTO RECEIVABLES TRUST 2006-A, as Issuer

By: Wells Fargo Delaware Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Title:

UPFC AUTO RECEIVABLES CORP., as Seller

By:
Title:

UNITED AUTO CREDIT CORPORATION, Individually and as Servicer

By :
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, as Trust Collateral Agent, as Collateral Agent, and as Backup Servicer

By:
Title:

UACC Automobile Receivables Trust 2006-A

Insurance Agreement Signature Page